United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AZITRA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

azitra

P.O. BOX 8016, CARY, NC 27512-9903

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On February 20, 2025 For Stockholders of record as of January 10, 2025

To order paper materials, use one of the following methods.

Internet:
www.investorelections.com/AZTR

Call:
1-866-648-8133

Email:
paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Azitra, Inc.

Special Meeting of Stockholders

Thursday, February 20, 2025 11:00 AM, Eastern Time

Special Meeting to be held live via the Internet - please visit www.proxydocs.com/AZTR for information.

You must register to attend the meeting online and/or participate at www.proxydocs.com/AZTR

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/AZTR

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before February 7, 2025.

SEE REVERSE FOR FULL AGENDA

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azitra

Azitra, Inc. Special Meeting of Stockholders

MANAGEMENT RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL
1.	To approve an amendment (as set forth on Exhibit A to the Company's Proxy Statement, the "Reverse Split Amendment") to our Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") to effect a reverse split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-seven (1:7), with the exact ratio within such range to be determined by the Board of Directors (the "Reverse Split"); and
2.	To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.